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                                                                  EXHIBIT (d)(2)

                     Auction Market Preferred Stock, Series


NUMBER                                        REPRESENTING UP TO 4,000 SHARES AS
1                                             INDICATED ON THE ATTACHED SCHEDULE

                   MERRILL LYNCH MUNICIPAL STRATEGY FUND, INC.

INCORPORATED UNDER THE LAWS                                  SEE REVERSE FOR
OF THE STATE OF MARYLAND                                     CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY             CUSIP #

THIS CERTIFIES THAT

                                   CEDE & CO.

IS THE OWNER OF SUCH NUMBER OF FULLY PAID AND NON-ASSESSABLE SHARES AS INDICATED ON THE ATTACHED SCHEDULE OF AUCTION MARKET PREFERRED STOCK, SERIES A, PAR VALUE $.10 PER SHARE, LIQUIDATION PREFERENCE $25,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS THEREON (WHETHER OR NOT EARNED OR DECLARED) OF

                   MERRILL LYNCH MUNICIPAL STRATEGY FUND, INC.

TRANSFERABLE ON THE BOOKS OF SAID CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

IN WITNESS WHEREOF, MERRILL LYNCH MUNICIPAL STRATEGY FUND, INC. HAS CAUSED ITS CORPORATE SEAL TO BE HERETO AFFIXED AND THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICERS.

Dated: March   , 1996


Countersigned and Registered:
      IBJ SCHRODER BANK & TRUST COMPANY                _________________________
      (New York)        Transfer Agent                 Vice President
      By:____________________
         Authorized Signature                          _________________________
                                                       Secretary
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THE TRANSFER OF THE SHARES OF AUCTION MARKET PREFERRED STOCK REPRESENTED HEREBY
IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTIONS TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

                   MERRILL LYNCH MUNICIPAL STRATEGY FUND, INC.

           A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes and series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

           The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common   UNIF GIFT MIN ACT--______ Custodian ______
TEN ENT--as tenants by the entireties              (Cust)          (Minor)
JT TEN-- as joint tenants with right   under Uniform Gifts to
         of survivorship and not as    Minors Act _________
         tenants in common                         (State)

         Additional abbreviations also may be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

Please insert social securities or other identifying number of assignee

________________________________________

________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:________________________

                         __________________________________________
         NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.
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                   SCHEDULE OF ISSUANCES/REDEMPTION OF SHARES
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                                         Shares
                                      Outstanding   Signature of
  Date    Number     Date     Number     After       Authorized
   of       of        of        of     Issuance/     Officer of
Issuance  Shares  Redemption  Shares   Redemption  Transfer Agent
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